EXHIBIT 10.1

THE SECURITIES THAT MAY BE ACQUIRED UPON EXECUTION OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
IZEA, INC.
STOCK SUBSCRIPTION AGREEMENT BRIDGE FINANCING
1. The undersigned, Brian Brady ("Subscriber"), hereby subscribes for and agrees to purchase 41,667 shares of Common Stock, par value $0.0001 per share (the “Shares”), of IZEA, for a purchase price of $2.40 per share, or an aggregate purchase price of $100,000. The Shares to be issued by IZEA pursuant to this agreement shall be validly issued, fully paid and non-assessable.

The Company has filed a registration statement on Form S-1 (No. 333-181916) with respect to the sale of $10.0 million of shares of the Company's common stock (the “Common Stock”) to the public, in which Aegis Capital Corp. is acting as the sole underwriter (the “Current Public Offering”). This Agreement is separate from and is not a part of the Current Public Offering.

In the event that the current public offering is priced and sold below $2.40 per share in the next 120 days, Company will issue additional shares to the subscriber, effectively adjusting the purchase price per share to 10% below that of the public offering, with a floor of $.50 per share.

2. As an inducement to the Subscriber to participate in the Bridge Financing, the Company will, concurrently with this investment, issue to the Subscriber, without requirement of any further payment, 35,000 shares of fully paid and nonassessable Common Stock (the “Enhancement Shares”). In addition, a cash financing fee of $10,000 shall be due and paid upon closing of any equity offering or debt financing by the Company with net proceeds exceeding $2.0 million, including the current $10.0 million underwritten public offering via Aegis Capital Corp.

3. Subscriber acknowledges that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Shares provided for herein; that he is able to bear the economic risk of the investment; that he has had access, during the course of this transaction and prior to the execution of this agreement, to all information concerning IZEA as he has reasonably requested from IZEA; and that IZEA has made available to Subscriber, during the course of this transaction and prior to the execution of this agreement, the opportunity to ask questions of, and to receive answers from, IZEA concerning the terms and conditions of this transaction and to obtain any additional information, reasonably necessary to verify the accuracy of any information obtained by Subscriber.

4. Subscriber represents that the Shares will be acquired by him for his own account for purposes of investment and not with a view to, or for sale in connection with, any distribution thereof. Subscriber understands and agrees that the Shares will not have been registered under the Securities Act of 1933, as amended (the "Act"); that Subscriber will not sell, transfer, pledge or otherwise dispose of the Shares unless the Shares are registered under the Act or IZEA has received an opinion of counsel satisfactory to IZEA that such registration is not required pursuant to an exemption from the registration requirements of the Act; and that IZEA will not be obligated to comply with any exemption from registration or to register the Shares. Subscriber has been advised that stock certificates for the Shares will be appropriately legended.

5. Subscriber understands that (a) the acquisition of the Shares will be a speculative investment which involves a high degree of risk of loss of such investment, (b) there are substantial restrictions on the sale and/or transferability of the Shares under the terms hereof and the provisions of the Act, and (c) for an indefinite period there may be no active public market for the Shares and, accordingly, it may not be possible to liquidate his investment in IZEA in case of emergency or otherwise.

6. Subscriber will have the option to invest no less than $100,000 in the current $10.0 million underwritten public offering via Aegis Capital Corp. on the same terms as other investors in such offering.

7. This subscription is not transferable or assignable by Subscriber.

8. This agreement shall be governed by Nevada law.

Dated: August 6, 2012

/s/ Brian Brady
Subscriber

Subscription Accepted:

IZEA, INC.

By:     /s/ Edward Murphy
Edward Murphy
Chief Executive Officer

By:     /s/ Donna Mackenzie
Donna L. Mackenzie
Chief Financial Officer, Secretary and
Treasurer

By:     /s/ Ed Sim
Ed Sim
Board Member

By:     /s/ Dan Rua
Dan Rua
Board Member

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